EXECUTION COPY

Operation Number 36384

PARTICIPATION INTEREST PLEDGE AGREEMENT

between

CASPIAN REAL ESTATE LIMITED

and

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

Dated 15 August 2008

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS AND INTERPRETATION 8

Section 1.01                               Definitions 8

Section 1.02                               Interpretation 15

ARTICLE II. SECURED OBLIGATIONS 17

Section 2.01                               Secured Obligations 17

Section 2.02                               Term 18

ARTICLE III. ESTABLISHMENT OF THE PLEDGE19

Section 3.01                               Establishment of the Pledge 19

Section 3.02                               Pledge 19

Section 3.03                               Value of the Pledged Assets 20

Section 3.04                               First Ranking Security 21

Section 3.05                               Additional Property 21

Section 3.06                               Delivery of Documents 21

ARTICLE IV. IRREVOCABLE OBLIGATIONS 23

Section 4.01                               Irrevocable Obligations 23

Section 4.02                               Limitation of Rights 25

ARTICLE V. REPRESENTATIONS AND WARRANTIES25

Section 5.01                               First Ranking Pledge 25

Section 5.02                               Due Registration; Power and Authority 26

Section 5.03                               Rights in the Pledged Assets; No Other Liens 26

Section 5.04                               Consents 27

Section 5.05                               No Violations 27

Section 5.06                               No Litigation 28

Section 5.07                               No material adverse effect 28

Section 5.08                               Restatement of Representations and Warranties 28

ARTICLE VI. COVENANTS 29

Section 6.01                               Compliance with Law 29

Section 6.02                               Maintenance of Consents and Authorisations 29

Section 6.03                               Information 29

Section 6.04                               Payment Obligations 30

Section 6.05                               Limitations 31

Section 6.06                               Consents; Registrations 32

Section 6.07                               Governmental Expropriation 34

Section 6.08                               General Notices 34

Section 6.09                               Further Assurances 35

Section 6.10                               Powers of Attorney 35

Section 6.11                               Defence of Pledge 36

Section 6.12                               Negative Covenants of the Pledgor 36

ARTICLE VII. RIGHTS AND AUTHORITIES OF THE PARTIES 38

Section 7.01                               Voting and Dividend and Other Rights 38

Section 7.02                               Pledge Management Rights 39

ARTICLE VIII. DEFAULT; REMEDIES 40

Section 8.01                               Rights upon Default 40

Section 8.02                               Remedies 44

Section 8.03                               Rights Absolute 45

Section 8.04                               Further Rights upon Default 45

Section 8.05                               Expenses 46

Section 8.06                               No Responsibility for Loss 46

ARTICLE IX. APPLICATION OF PROCEEDS 46

Section 9.01                               Priority of Monies Application 46

Section 9.02                               Surplus 47

Section 9.03                               Deficiency 47

ARTICLE X. TERMINATION; RELEASE 47

Section 10.01                               Termination Provisions 47

Section 10.02                               Termination and Release 47

ARTICLE XI. INDEMNITY 48

Section 11.01                               Indemnification of the Pledgeholder and Others 48

Section 11.02                               Unenforceability; Maximum Permitted Satisfaction. 49

Section 11.03                               Reimbursements Unpaid Deemed Secured Obligations. 49

ARTICLE XII. COSTS 49

ARTICLE XIII. MISCELLANEOUS 50

Section 13.01                               Term of Agreement 50

Section 13.02                               Entire Agreement; Amendment and Waiver 50

Section 13.03                               Material Adverse Change 50

Section 13.04                               Pledgor's Obligations 50

Section 13.05                               Notices 50

Section 13.06                               English Language 51

Section 13.07                               Indemnities and Expenses 52

Section 13.08                               Rights, Remedies and Waivers 52

Section 13.09                               Governing Law 53

Section 13.10                               Arbitration and Jurisdiction 53

Section 13.11                               Privileges and Immunities of the Pledgeholder 55

Section 13.12                               Waiver of Sovereign Immunity 55

Section 13.13                               Reliance 56

Section 13.14                               Successor and Assigns 56

Section 13.15                               Rights of Third Parties 56

Section 13.16                               No Partnership or Agency 57

Section 13.17                               Agreement as property of the Pledgeholder 57

Section 13.18                               Integrity 57

Section 13.19                               Severability 57

Section 13.20                               Disclosure 57

Section 13.21                               Language and Counterparts 58

Section 13.22                               Survival 58

SCHEDULE 1 DESCRIPTION OF PLEDGED INTEREST 60

SCHEDULE 2 FORM OF LETTER 61

SCHEDULE 3 FORM OF POWER OF ATTORNEY [LETTERHEAD OF THE PLEDGOR] 63

This PARTICIPATION INTEREST PLEDGE AGREEMENT (the "Agreement") is made on 15 August 2008 between:

(1)
CASPIAN REAL ESTATE LIMITED, a limited liability company organised and existing under the laws of the British Virgin Islands, having its registered address at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the "Pledgor"); and

(2)
EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organization organized and existing pursuant to the Agreement Establishing the European Bank for Reconstruction and Development dated 29 May 1990 and located at One Exchange Square, London EC2A 2JN, United Kingdom (the "Pledgeholder").

The Pledgor and the Pledgeholder are referred to herein as the "Parties" and each as a "Party".

RECITALS

WHEREAS:

(A)	As of the date hereof, the Charter Capital of the Borrower is equal to four hundred thousand Tenge (KZT 400,000) (as may be adjusted from time to time, the "Charter Capital") which has been timely and fully paid and the Participation Interest (as defined below) has been duly registered in the name of the Pledgor;

(B)	As of the date hereof, the Pledgor is the legal and beneficial owner of one hundred per cent. (100%) participation interest in the Borrower (the "Participation Interest");

(C)	By way of a loan agreement dated 21 December 2006 between the Pledgeholder and the Borrower, as amended by an amendment agreement dated 28 June 2007, the Pledgeholder has agreed to extend to the Borrower a loan in the total aggregate amount of thirty two million Dollars (USD32,000,000) (the "Loan"), subject to the terms and conditions set forth therein (as amended, restated, novated or supplemented from time to time, the "Loan Agreement");

(D)
The Pledgor hereby provides and the Pledgeholder accepts provision by the Pledgor of security to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Borrower to the Pledgeholder under the Loan Agreement and any other Financing Agreements (as defined below);

(E)
It is a condition precedent to the making of the first Disbursement under the Loan Agreement that the Pledgor enters into this Agreement for the pledge by the Pledgor in favour of the Pledgeholder of the Participation Interest as described herein and perfects it in a manner satisfactory to the Pledgeholder.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATION Section 1.01 Definitions

(a) Unless the context otherwise requires, capitalized terms not otherwise defined in this Agreement (including in the Recitals) shall have the respective meanings given to them in the Loan Agreement.

(b) In this Agreement (including in the Recitals), the following capitalized terms shall have the following meanings:

"Applicable Law"
means all laws, ordinances, regulations, judgments, decrees, decisions, writs, awards, orders, rules, directives, guidelines (to the extent that such guidelines have the force of law or the compliance with which is in accordance with general practice) and policies of any Authority, and international treaties or any other agreements to which an Authority is a party, to the extent applicable to each of the Borrower and the Pledgor, including the laws of Kazakhstan and the British Virgin Islands, each of its business and financial operations or that otherwise relate to the subject matter thereof or the exercise by the Pledgeholder of its rights under the Loan Agreement;

"Authorisation"
means any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period;

"Authority"
means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial or government owned body, department, commission, authority, tribunal, agency or entity or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercise the functions of a central bank);

"Borrower"
means Balykshy L.L.P., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan, with its registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan;

"Charter"
means the currently effective restated version of the charter of the Borrower registered as of 26 October 2005, and as may be further amended, modified or restated, and such amendment, modification or restatement to be satisfactory to the Pledgeholder;

"Default"	means any event of default under any Financing Agreement;

"Dollars", "USD" or "S"	means the lawful currency of the United States of America from time to time;

"Financing Agreements"	means

(a)	this Agreement;

(b)	the Loan Agreement, as described in Sections 2.01(a) and 2.02(b) below;

(c)
the Investment Agreement dated 28 June 2007, pursuant to which the Pledgeholder agrees to make certain equity investments in the Borrower, specifically by acquiring a twenty two per cent. (22%) participation interest in the Borrower and by increasing the charter capital of the Borrower by a Tenge amount equivalent to ten million Dollars (USD 10,000,000);

(d)	the Shareholders Agreement, dated August 6, 2008 pursuant to which the Pledgeholder, the Borrower, the Pledgor and the Sponsor agree, inter alia, the manner in which the Borrower is to be operated;

(e)
the Put Option Agreement, dated August 6, 2008 pursuant to which the Pledgeholder may require the Sponsor to purchase the participation interest of the Pledgeholder in the Borrower within an agreed timeframe and for an agreed amount;

(f)
the Deed of Financial and Performance Guarantee, dated August 6, 2008 pursuant to which the Sponsor (as guarantor) provides an irrevocable completion and performance guarantee of amounts owing to the Pledgeholder under the Financing Agreements and amounts needed by the Borrower for the Project;

(g)
the Share Retention Deed to be entered into between the Borrower, certain founding individuals of the Sponsor, the Sponsor, the Pledgor and the Pledgeholder, pursuant to which, inter alia, (i) the Pledgor agrees not to effect any change in its equity interest in, or transfer any of its shares in the capital of, the Borrower without the prior written consent of the Pledgeholder and (ii) the Sponsor agrees not to effect any change in its equity interest in, or transfer any of its shares in the capital of, the Pledgor without the prior written consent of the Pledgeholder;

(h)
the Subordination Deed, dated August 6, 2008 pursuant to which each of the Sponsor and the Pledgor agree on the terms thereof to subordinate the payment of amounts payable by the Pledgor (in its capacity as Borrower) to it under the Subordinated Debt to the payment of all amounts payable by the Borrower to the Pledgeholder under the Financing Agreements;

(i)
the Agreement on Pledge of Monies at the Bank Accounts, dated August 15, 2008 pursuant to which the Borrower pledges its bank accounts as specified therein to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Borrower to the Pledgeholder under the Loan Agreement and any other Financing Agreement;

(j)
the Agreement on Mortgage of Immovable Property, dated August 15, 2008 pursuant to which the Borrower mortgages its immovable property as specified therein to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Borrower to the Pledgeholder under the Loan Agreement and any other Financing Agreement;

(k)
the Agreement on Pledge of Moveable Property, dated August 15, 2008 pursuant to which the Borrower pledges its movable property as specified therein to the Pledgeholder as security for the prompt payment when due of all amounts payable by the Borrower to the Pledgeholder under the Loan Agreement and any other Financing Agreement;

(l)
the Insurance Assignment to be entered into, pursuant to which the Borrower assigns by way of security in favour of the Pledgeholder the benefit of all contracts of insurance and insurance policies and any amounts payable under such contracts and policies and any other insurance amounts payable by insurers to the Borrower;

(m)
 the Deed of Assignment of Contracts, dated August 6, 2008 pursuant to which the Borrower assigns by way of security in favour of the Pledgeholder the benefit of the Construction Contract entered into by and between the Borrower and Datoba Construction LLP on 7 November 2006; all service contracts which have been entered into or will be entered into by and between the Borrower and marine base service users; and all performance bonds, warranties, guarantees, undertakings and such other agreements which have been entered into or will be entered into by the Borrower and any other person;

(n)
the Disbursement applications made by the Borrower under the Loan Agreement and any notices, certificates and applications issued by the Borrower or any other party to the Pledgeholder in each case in connection with the Loan Agreement or any other Financing Agreement; and

(o)	any other agreement designated as a Financing Agreement by the Borrower and the Pledgeholder, and any of the above may individually be referred to as a "Financing Agreement";

"Independent Registrar"
means Joint Stock Company "Center DAR", with its address at 35A Satpayev Street, Almaty, Kazakhstan, appointed pursuant to an agency agreement no. 391 between the Borrower and Joint Stock Company "Center DAR" dated 14 April 2008, for rendering services of maintenance of register for participants of limited liability company;

"Kazakhstan"	means the Republic of Kazakhstan;

"Lien"	has the meaning as set out in the Loan Agreement;

"Loan Currency"	means the currency in which the Loan is denominated in accordance with the Loan Agreement;

"Pledge"	has the meaning set out in Section 3.02(a);

"Pledged Assets"	has the meaning set out in Section 3.02(a);

"Pledged Interest"	means the Participation Interest in the Charter Capital of the Borrower owned by the Pledgor (as more fully described in Schedule 1 (Description of Pledged Interest);

"Proceeds"includes
(i) any and all proceeds of any sale, insurance, indemnity, warranty or guarantee payable to the Pledgor from time to time with respect to any of the Pledged Assets;

(ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connectionwithanyrequisition,confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Assets;

(iii) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Assets; and

(iv) any right of the Pledgor to claim any or all of the above;

"Project Agreement" "	has the meaning as set out in the Loan Agreement; has the meaning as set out in Section 2.01 (a);

"Secured Obligation"
means the period beginning on the date hereof and terminating on (i) the date upon which the Pledgeholder shall have notified the Pledgor, that all of the Secured Obligations have been unconditionally and irrevocably paid, discharged and performed in full in accordance with the respective terms of the Loan Agreement and any other Financing Agreements, or (ii) if earlier, the date on

"Security Period"
means the period beginning on the date hereof and terminating on (i) the date upon which the Pledgeholder shall have notified the Pledgor, that all of the Secured Obligations have been unconditionally and irrevocably paid, discharged and performed in full in accordance with the respective terms of the Loan Agreement and any other Financing Agreements, or (ii) if earlier, the date on  which this Agreement has been terminated by agreement between the Parties;

"Sponsor"	means Caspian Services Inc., a corporation organized and existing under the laws of the State of Nevada, United States of America; and

"Tenge" or "KZT"	means the lawful currency of the Republic of Kazakhstan from time to time.

Section 1.02 Interpretation

In this Agreement, unless the context otherwise requires:

(a) a reference to "Secured Obligations" or "Pledged Assets" shall include a reference to any part of them.

(b) unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

(c) a reference to a specified Article, Section or Schedule shall be construed as a reference to that specified Article, Section of, or Schedule to, this Agreement;

(d) a reference to an agreement includes any contract, concession, deed, undertaking, instrument or other contractual arrangement, and any annexes, exhibits, schedules thereto, and the side letters or other instruments issued in connection therewith;

(e) a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time; the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement;

(g) a Default is outstanding or continuing until it has been remedied or waived by the Pledgeholder in writing;

(h) any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

(i) any reference to a provision of law, statute, rule or regulation is a reference to that provision as from time to time amended or re-enacted;

(j) the terms "include" and "including" shall be deemed to be followed by the words "without limitation" where not so followed;

(k) the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise;

(1)"the knowledge of the Pledgor", "to the Pledgor's knowledge", or "to the best of the Pledgor's knowledge" or similar expressions related to the knowledge of the Pledgor shall always include the best knowledge of such party after due and careful inquiry and investigation; and

(m)all exhibits, supplements and amendments hereto shall form an integral part of this Agreement.

ARTICLE II. SECURED OBLIGATIONS

Section 2.01 Secured Obligations

(a) The Pledge under this Agreement secures (i) the principal amount of thirty two million Dollars (USD32,000,000) payable by the Borrower under the Loan Agreement plus interest thereon and (ii) all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor under or in connection with the Loan Agreement, including the payment of fees, charges, taxes, duties or other imposts, damages, losses, costs and expenses (including legal fees and court costs) including, for the avoidance of doubt, any expenses related to enforcing the provisions of the Loan Agreement, any payments made under the Loan Agreement which are thereafter avoided or required to be restored in an insolvency, liquidation or otherwise, and any obligation to indemnify the Pledgeholder.

(b) The Pledge under this Agreement secures all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Borrower, the Sponsor and the Pledgor to the Pledgeholder under any other Financing Agreement (including this Agreement), including the payment of principal, interest, fees, charges, taxes, duties or other imposts, damages, losses, costs and expenses (including legal fees and court costs), including, for the avoidance of doubt, any expenses related to retaking, holding, preparing for sale, selling or otherwise foreclosing upon, and disposing of, or realising on the Pledged Assets or enforcing the provisions of this Agreement or any other Financing Agreement, all amounts recoverable under a pledge in accordance with Applicable Law, any payments made under this Pledge which are thereafter avoided or required to be restored in an insolvency, liquidation or otherwise, and any obligation to indemnify the Pledgeholder up to the maximum aggregate amount of forty million Dollars (USD 40,000,000) (the "Secured Obligations").

(c)For the avoidance of doubt, (i) the nature, the amount and the terms and conditions of the Secured Obligations are set forth in the Loan Agreement and the other Financing Agreements; (ii) the Pledge created hereunder shall remain in effect for the duration of the Security Period notwithstanding any failure by the Borrower to satisfy its payment obligations in accordance with the payment schedules set forth in the Loan Agreement.

Section 2.02 Term

(a) The Secured Obligations shall continue in full force until all obligations of the Pledgor have terminated in accordance with the terms of the Loan Agreement or, if later, until the date all moneys payable under the Loan Agreement has been fully paid in accordance with the provisions thereof.

(b) Without prejudice to Section 2.02(a) or any rights of the Pledgeholder under the Loan Agreement or any other Financing Agreement, the Borrower shall repay the Loan in ten (10) equal (or as nearly as equal as possible) semi-annual installments on each of 20 May or 20 November (provided, however, if such date falls on a day which is not a Business Day, the payment date shall be changed to the next succeeding Business Day). The first repayment of the Loan shall be made on 20 November immediately following 28 June 2010 and the final repayment of the Secured Obligations is scheduled for 20 May 2015 (the "Scheduled Repayment Date") as these terms may be amended, restated, supplemented or novated from time to time pursuant to the terms and conditions of the Loan Agreement.

(c) Notwithstanding the foregoing, all obligations of the Pledgor hereunder shall continue until the later of (i) the Scheduled Repayment Date; or (ii) the expiration of the Security Period, as confirmed by written notice from the Pledgeholder to the Pledgor.

ARTICLE III. ESTABLISHMENT OF THE PLEDGE

Section 3.01 Establishment of the Pledge

The Parties hereby agree that the Pledgor shall establish a pledge, pursuant to the terms and on the conditions of this Agreement, on the Pledged Assets for the benefit of the Pledgeholder and as security for the Secured Obligations.

Section 3.02 Pledge

(a)As security for the prompt and complete payment and performance when due of the Secured Obligations in accordance with the terms of the Loan Agreement and the other Financing Agreements (including this Agreement), the Pledgor hereby unconditionally and irrevocably establishes and provides to the Pledgeholder a pledge (the "Pledge") over the following assets:

(i)
the Pledged Interest together with all of the Pledgor's rights and interest in and to the Pledged Interest, whether arising under or granted by Applicable Law, the Charter or a decision taken by any of the Borrower's governing bodies;

(ii)	its interest in all profits and assets of the Borrower and other distributions payable by the Borrower from time to time to the Pledgor in respect of the Pledged Interest;

(iii)	all income payable from time to time after the date of this Agreement on all or any part of the Pledged Interest;

(iv)
all of its claims, proprietary rights, powers, privileges, authority, options, security interests, liens and remedies relating to the Pledged Interest, if any, whether arising under or granted by Applicable Law, the Charter or a decision taken by any of the Borrower's governing bodies; and

(v)all cash, securities, interest, dividends, rights, assets and other property accruing to the Pledgor or offered to the Pledgor from time to time (whether by way of redemption, preference, option rights or otherwise), in respect of the Pledged Interest or in substitution or exchange for, or otherwise derived from, the Pledged Interest, or receivable or otherwise distributable in respect of or in exchange for any or all of the foregoing, and all certificates and instruments representing or evidencing such other property, collectively referred to herein as the "Pledged Assets".

(b)Subject to the terms and conditions of this Agreement and the other Financing

Agreements, the parties hereto agree that the Pledgor shall be entitled to retain, possess and use the Pledged Assets throughout the entire Security Period, unless and until a Default occurs and is continuing which permits the Pledgeholder to foreclose on the Pledge created hereunder or exercise its rights under Article VII (Rights and Authorities of the Parties).

Section 3.03 Value of the Pledged Assets

In satisfaction of the requirements of the Applicable Law, the Borrower and the Pledgeholder agree that the value of the Pledged Assets shall be equal to the amount of the Pledgor's contribution to the Charter Capital of the Borrower as set forth in Schedule 1 (Description of Pledged Interest) hereto (as may be modified from time to time in accordance with the terms hereof). For the avoidance of doubt, the parties hereto expressly agree that such value shall not prejudice in any manner the rights of the Pledgeholder to receive payment of the Secured Obligations in full or any other rights of the Pledgeholder under this Agreement, or the other Financing Agreements. In the event of any sale of the Pledged Assets, the Proceeds received by the Pledgeholder may exceed or be less than the specified assessed value depending on the condition of the Pledged Assets at the moment of its sale and the price proposed by purchasers wishing to purchase the Pledged Assets on an arms-length basis.

Section 3.04 First Ranking Security

(a) The Pledge created hereunder is a first in time and first ranking security. The Pledgor hereby grants to the Pledgeholder the right to levy execution upon the Pledged Assets and to receive preferential satisfaction from the value of the Pledged Assets before any other creditors of the Pledgor and any other pledgeholders and mortgagees of the Pledgor (if any), subject to the mandatory requirements of Applicable Law.

(b) The Pledgor confirms and acknowledges that the Pledge created hereunder shall have priority over any claim of any other person, whether or not secured by a pledge or other Lien over the Pledged Assets, other than claims which are preferred by operation of Applicable Law over the claim of the Pledgeholder. For the avoidance of doubt, the priority ranking contemplated by this Section 3.04 shall also apply to any Additional Property (as defined below).

Section 3.05 Additional Property

The Parties further intend that any shares and participation interest(s) in the Borrower acquired by the Pledgor after the date hereof (the "Additional Property") shall also be pledged as security for the Secured Obligations pursuant to the terms and conditions of this Agreement. Within ten (10) Business Days after acquisitions of the Additional Property the Parties shall prepare and execute an amended Schedule 1 (Description of the Pledged Interest) hereto.

Section 3.06 Delivery of Documents

(a)Without prejudice to the Pledgor's obligation to deliver any documents to the Pledgeholder pursuant to Sections 6.06 (Consents; Registrations), the Pledgor shall deliver, or cause to be delivered as the case may be, to the Pledgeholder (in form and substance satisfactory to the Pledgeholder):

(i) on the date hereof, a notarized copy of (A) the resolution of the directors of the Pledgor, and (B) the resolution of the members of the Pledgor, each approving the Pledge, including the power of attorney, on the terms and conditions set forth herein;

(ii)
no later than thirty (30) calendar days after the date when the Additional Property required to be pledged under the terms of this Agreement is purchased, a notarized copy of (A) the resolution of the directors of the Pledgor, and (B) the resolution of the members of the Pledgor, each approving the Pledge over the Additional Property on the terms and conditions set forth;

(iii)
immediately upon receipt, a notarized copy of any document or instrument evidencing any right or entitlement of the Pledgor to any of the Pledged Assets existing as of the date hereof or subsequently acquired, and any notice or any other communication issued by any party to the Pledgor in respect of the Pledged Assets; and

(iv)	within two (2) Business Days of demand at any time and immediately upon a Default, original title documents related to the Pledged Assets.

(b)The Pledgor shall deliver, or cause to be delivered, as the case may be, to the Pledgeholder (in form and substance satisfactory to the Pledgeholder):

(i)	concurrently with, or immediately prior to, the execution of this Agreement, a notarized copy of the constitutional documents, including the Memorandum and Articles of Association, of the Pledgor;

(ii)
concurrently with, or immediately prior to, the execution of this Agreement, a notarized copy of the excerpt from the register of the participant of the Borrower maintained by the Independent Registrar evidencing that the Pledgor is the registered holder and the legal and beneficial owner of the Pledged Interest, and such other documents and further evidence that the Pledgeholder may reasonably require to confirm that the Pledgor is entitled to pledge the Pledged Assets to the Pledgeholder hereunder and that all legal requirements in connection therewith have been duly satisfied;

(iii)
concurrently with the execution of this Agreement, notarized instruments executed by the Pledgor consenting to and approving of the right of the Pledgeholder to foreclose on the Pledged Assets and exercise their rights hereunder (including a right of the Pledgeholder to foreclose on the Pledged Assets under a non-judicial procedure) as provided for herein and waiving or otherwise providing a binding commitment not to exercise (unless the Pledgeholder agrees or requests otherwise) any rights the Pledgor may have under Applicable Law that shall be substantially in the form of Schedule 2 (Form of Letter); and

(iv)
a notarized copy of, any document or instrument evidencing any right or entitlement of the Pledgor to any Pledged Asset then existing or thereafter acquired, which shall be provided to the Pledgeholder either (1) promptly upon any reasonable request of the Pledgeholder, or (2) forthwith on demand of the Pledgeholder, if a Default has occurred and is continuing.

ARTICLE IV. IRREVOCABLE OBLIGATIONS

Section 4.01 Irrevocable Obligations

(a)The Pledge created by this Agreement:

(i)shall be a continuing and irrevocable security to remain in effect until the irrevocable payment and performance in full of all of the Secured Obligations in accordance with the terms of the Loan Agreement and  the other Financing Agreements (including this Agreement) and shall not be discharged by any partial performance of the Secured Obligations;

(ii)	shall be in addition to and shall not be affected by any other security interest now or hereafter held by the Pledgeholder for all or any of the Secured Obligations;

(iii)	shall not be affected in any manner by any reorganisation of the Pledgor or the Borrower, including any change in the corporate form of the Borrower or the Pledgor; and

(iv)	shall continue to remain in full force and effect during any liquidation, reorganisation or insolvency (bankruptcy) of the Pledgor or the Borrower to the extent permitted under Applicable Law.

(b)The obligations of the Pledgor under this Agreement, and the Pledge created hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any act, omission, occurrence or circumstance (whether or not known to the Pledgor or the Pledgeholder) including:

(i)	any waiver, consent, extension or indulgence granted to or by the Pledgor or any other person;

(ii)
the amendment, variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any provision or term contained in any Financing Agreement (including the amount of the Loan or the interest due thereon) or Project Agreement or any rights or remedies against, or any security granted by, the Borrower, the Pledgor, any other participant or any other person;

(iii)	any irregularity, invalidity or unenforceability of any obligation of the Pledgor or the Borrower under any of the Financing Agreements or the

Project Agreements, or any present or future Applicable Law (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations with the result that the Pledgor's obligations under this Agreement and the Pledge created hereunder shall remain in full force and effect and this Agreement shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity or Applicable Law; or

(iv)any legal restriction, disability, incapacity or other limitation relating to any of the Pledgor or the Borrower or any other person.

Section 4.02 Limitation of Rights

This Agreement shall not be construed as limiting or in any way precluding the exercise by the Pledgeholder of any or all of its rights for the full and timely payment of all amounts owing under the Loan Agreement or any other Financing Agreement or other rights as set forth under Applicable Law.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

Section 5.01 First Ranking Pledge

The Pledgor hereby represents and warrants to the Pledgeholder as follows:

The Pledge created hereunder is first ranking and has priority over any other pledge over the Pledged Assets, whether past, present or future, and compliance with the requirements of Section 3.06 (Delivery of Documents) are sufficient to establish such Pledge. For the avoidance of doubt, the priority ranking contemplated by this Section 5.01 shall also apply to any Additional Property.

Section 5.02 Due Registration; Power and Authority

It is a limited liability company duly registered and validly existing in accordance with the laws of the British Virgin Islands. It has the full corporate power, authority and right to execute and deliver, to perform its obligations under, and to grant the Pledge of the Pledged Interest and the other Pledged Assets pursuant to this Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of, and grant of the Pledge. This Agreement has been duly executed by the duly authorised representatives of the Pledgor, subject to the reservations and qualifications set out in the legal opinions of the legal counsels to the Pledgeholder as provided under Article IV (Conditions Precedent) of the Loan Agreement, and constitutes the valid and legally binding obligation of it enforceable in accordance with its terms.

Section 5.03 Rights in the Pledged Assets; No Other Liens

(a) the Pledged Interest has been duly and validly acquired by the Pledgor in accordance with the requirements of Applicable Law and represents one hundred per cent. (100%) of the Charter Capital of the Borrower, and there are no liabilities outstanding or to be incurred, or outstanding actions or formalities to be undertaken, by either the Pledgor or the Borrower relating to charter capital contributions to the Borrower;

(b) except for the Pledge granted to the Pledgeholder hereunder, the Pledgor is the sole and exclusive legal and beneficial owner of all of the rights and interest in and to, and has good and marketable title to, all of the Pledged Interest (and, to the extent possible, the other Pledged Assets), free and clear of any and all Liens, and no person other than the Pledgor and the Pledgeholder is authorised to exercise any rights attributable to the Pledged Assets; and

(c) there are no outstanding warrants, options, bonds or other instruments convertible into participation interests in the Borrower, and neither the Borrower nor the Pledgor is a party to any agreement or arrangement in respect of the issuance or purchase of any of the foregoing.

Section 5.04 Consents

(a) Other than the acts described in Section 6.06 (Consents; Registrations) of this Agreement, no consent or authorisation or filing with or other act by or in respect of any Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(b) The Pledgor has obtained all consents and Authorisations necessary or appropriate in connection with the execution, delivery and performance of this Agreement, the establishment of the Pledge created hereunder and for the exercise by the Pledgeholder of any rights or remedies hereunder (and has made or delivered, as applicable, all filings or notices required in connection therewith), and all such Authorisations are and shall remain in full force and effect.

Section 5.05 No Violations

The execution of this Agreement by the Pledgor and compliance with its respective terms:

(i)	do not and will not result in violation of the Pledgor's or Borrower's respective constituent documents and any provision contained in any Applicable Law; or

(ii)
do not and will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which it is a party or by which it or any of its assets is bound; or

(iii)
do not and will not constitute a Default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument.

Section 5.06 No Litigation

(a) No litigation, investigation or proceeding of or before any arbitrator or Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby which would have a material adverse effect upon any of the Pledged Assets or the granting of the Pledge.

(b) No litigation, investigation or proceeding of or before any arbitrator or Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or the Borrower involving any of the Pledged Interest or any of the other Pledged Assets (including, for the avoidance of doubt, any matters relating to in-kind charter capital contributions to the Borrower), or relating to the transactions contemplated hereby, nor is the Pledgor aware of any claim or dispute in respect of any of the foregoing in each case where the same would or is likely to have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder and/or raise reputational and/or integrity issues for the Pledgeholder, as reasonably determined by the Pledgeholder.

Section 5.07 No material adverse effect

There is no other event which, in relation to the Pledged Assets, or the Pledge would or is likely to (i) have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder or (ii) materially and adversely affect the status and ranking of the Pledgeholder as secured creditor hereunder, in each case, as reasonably determined by the Pledgeholder.

Section 5.08 Restatement of Representations and Warranties

The representations and warranties provided in this Article V shall be deemed to be automatically repeated by the Pledgor on the date of submission of the Pledgor's applications for Disbursement, on every other date on which each Disbursement is made under the Loan Agreement, on each Interest Payment Date, and on every date when an amendment agreement is entered into, by reference to the facts and circumstances then existing.

ARTICLE VI. COVENANTS

The Pledgor hereby covenants to the Pledgeholder and agrees that during the Security Period, it shall do all of the following:

Section 6.01 Compliance with Law

The Pledgor shall comply with all Applicable Law relating to the Pledged Assets or any part thereof or to the operation of the Pledgor's business.

Section 6.02 Maintenance of Consents and Authorisations

(a) The Pledgor shall keep and maintain, at its sole cost and expense, the Authorisations referred to in Section 5.04(b) (Consents) in full force and effect throughout the Security Period (or, if required, effect the renewal of such Authorisations).

(b) The Pledgor shall provide, and shall procure that the Borrower shall provide, all assistance and co-operation as the Pledgeholder may require in order to obtain any necessary consent, approval or other clearance from the Borrower or any Authority for the implementation of this Agreement including, without limitation, the provisions of Article VIII (Default; Remedies).

Section 6.03 Information

(a) The Pledgor shall provide all information and documentation regarding any of the Pledged Assets either (i) promptly upon any reasonable request of the Pledgeholder, or (ii) forthwith on demand of the Pledgeholder, if a Default has occurred and is continuing.

(b) The Pledgor shall advise and procure that the Borrower advises the Pledgeholder promptly and in reasonable detail of:

(i)	any Lien asserted against any of the Pledged Assets;

(ii)	any proposals concerning the obligatory acquisition by any person of all or any part of the Pledged Assets or any portion thereof;

(iii)
any proceeding before any Authority or arbitrator, or any claim, dispute or threatened proceeding relating to the Pledged Assets where any such claim, dispute or proceedings would or is likely to have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder or materially and adversely affect the status and ranking of the Pledgeholder as secured creditor hereunder, and, exclusively at the Pledgor's expense, take measures and undertake such actions with respect to the aforesaid proceedings, claims, disputes, threatened proceedings and the like which may reasonably be required to protect the interests of the Pledgor and the Pledgeholder in regard thereto; and

(iv)
the occurrence of any other event which in relation to the Pledged Assets or the Pledge would or is likely to (A) have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder or (B) result in a breach of the covenant in Section 6.05(c) or (C) materially and adversely affect the status and ranking of the Pledgeholder as secured creditor hereunder, and, in each case, (but without prejudice to paragraph (iii) above) shall take, at its sole cost and expense, such measures that the Pledgeholder may deem to be necessary in connection therewith in their sole discretion, including arranging for replacement security satisfactory to the Pledgeholder.

Section 6.04 Payment Obligations

The Pledgor shall pay promptly when due all taxes, duties, assessments, governmental charges or levies imposed upon the Pledged Assets or in respect of its income or profits therefrom, as well as all claims of any kind against or with, respect to the Pledged Assets, except that a failure to pay such amounts shall not constitute a breach hereof if (i) the validity thereof is being contested in good faith and by appropriate proceedings; (ii) such proceedings do not involve any risk of the sale, forfeiture or loss of all or any part of the

Pledged Assets or any interest or right therein or thereto; (iii) such proceedings do not, pending their resolution, have a material adverse effect and could not reasonably be expected to have a material adverse effect; and (iv) in the Pledgeholder's reasonable opinion, the Pledgor has set aside adequate reserves or has otherwise satisfied the Pledgeholder, in its sole discretion, that it has unconditional access to funds, in compliance with the terms of the Financing Agreements, sufficient to pay promptly in full any amount that the Pledgor is likely to be ordered to pay on final determination of such proceedings. The Pledgor shall pay, or procure the payment of, for the duration of the Security Period, all present and future registration fees, stamp duties and other imposts or transaction taxes in relation to the creation, maintenance and perfection of the security interest in the Pledged Assets and the Additional Property and execution and performance of this Agreement and any amendment agreement and shall keep the Pledgeholder indemnified against any failure or delay in making such payments.

Section 6.05 Limitations

(a) Unless the Pledgeholder otherwise agrees in writing, subject to the terms and conditions of this Agreement, the Pledgor hereby agrees that during the Security Period, it shall retain free from any Lien (except as created hereby and except for Permitted Liens referred to in Section 6.05(2) of the Loan Agreement, provided that the Borrower will take all such action as is necessary to remove any such Permitted Liens in accordance with the terms of the Loan Agreement), the sole and exclusive legal and beneficial ownership of all rights, title and interest in and to the Pledged Assets, consisting of, inter alia, the Pledged Interest representing, as of the date hereof, one hundred per cent. (100%) of the Charter Capital of the Borrower and one hundred per cent. (100%) of the votes exercisable at any general meeting of the participants of the Borrower.

(b) The Pledgor shall at all times retain at least a seventy eight per cent. (78%) participation interest in the Borrower and shall take all action required under Applicable Law to ensure that such interest is pledged to the Pledgeholder at all times pursuant to the terms of this Agreement; and in furtherance thereof, the Pledgor undertakes to deliver to the

Pledgeholder, immediately upon registration of the amendments to the Charter of the Borrower confirming any increase of the Charter Capital of the Borrower, (i) an updated annex substantially in the form of Schedule 1 (Description of Pledged Interest), specifying the increased size of the Charter Capital of the Borrower and the value of the Pledged Interest owned by the Pledgor, and (ii) the documents specified in Section 3.06(a)(iii). Notwithstanding the foregoing, any participation interest in the Borrower acquired by the Pledgor after the date hereof shall be deemed pledged hereunder as of the date when the Pledgor obtains title to such participation interest.

(c)The Pledgor shall maintain good and valid title to the Pledged Assets, and collect and keep all documents evidencing such title of the Pledgor to the Pledged Assets and required under Applicable Law to vest such title in the Pledgor, where any such failure to collect or maintain such documents would or is likely to (i) have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder or (ii) materially and adversely affect the status and ranking of the Pledgeholder as secured creditor hereunder, in each case, as reasonably determined by the Pledgeholder.

Section 6.06 Consents; Registrations

(a)The Pledgor shall at its own cost and account within ten (10) Business Days of the execution of this Agreement, (i) register the Pledge with the Independent Registrar, (ii) enter the details of the Pledge in the register of charges of the Pledgor and the Pledgor shall then immediately file such register of charges at the Registry of Corporate Affairs in the British Virgin Islands (the "BVI Registry") or elsewhere if required by Applicable Law and such registration shall in any event occur before first Disbursement. The Pledgor shall ensure that such registration of the Pledge is a first in time priority in any and all registers or records of the Independent Registrar and at the BVI Registry, to secure the first ranking of the Pledge as contemplated in Section 3.04 (First Ranking Security) and Section 5.01 (First Ranking Pledge). The Pledgor shall within ten (10) Business Days after the registration of the Pledge with the Independent Registrar and at the BVI Registry deliver to the Pledgeholder and permit the Pledgeholder during the Security Period to retain, at the expense and risk of the

Pledgor, at any office of the Pledgeholder or with any correspondents or other agents of the Pledgeholder, whether in the United Kingdom, Kazakhstan, British Virgin Islands or elsewhere, the originals of all related certificates, documents and filings confirming such registration.

(b) The Pledgor shall at its own cost and account within ten (10) Business Days of the execution by the Parties of the amended Schedule 1 (Description of the Pledged Interest) in accordance with Section 3.05 (Additional Property), (i) register the Pledge of any Additional Property with the Independent Registrar, (ii) enter the details of the Pledge in the register of charges of the Pledgor and the Pledgor shall then immediately file such register of charges at the BVI Registry or elsewhere if required by Applicable Law. The Pledgor shall within ten (10) Business Days after such registration with the Independent Registrar and at the BVI Registry deliver to the Pledgeholder and permit the Pledgeholder during the Security Period to retain, at the expense and risk of the Pledgor, at any office of the Pledgeholder or with any correspondents or other agents of the Pledgeholder, whether in the United Kingdom, Kazakhstan, British Virgin Islands or elsewhere, the originals of all related certificates, documents and filings, including any certificate of the registration of such Pledge of any Additional Property, confirming such registration.

(c) The Pledgor shall do, authorise and permit to be done each and every other act or thing and agrees to execute any additional documents or instruments which may be deemed necessary by the Pledgeholder to (i) register the Pledge or any modification, amendment or supplement thereto or any other agreement or document that may be requested by the Pledgeholder in order to implement this Agreement and the transactions as set out herein, to protect or preserve the rights, title and interests of the Pledgeholder with respect to the Pledged Assets and for the purpose of enforcing the Pledgeholder's rights under or in connection with this Agreement; and (ii) obtain all the consents and authorisations which, in the opinion of the Pledgeholder, are necessary or desirable to comply with Applicable Law with respect to the Pledge.

(d)The Pledgor undertakes to maintain the Pledge in perfected form at all times during the Security Period.

Section 6.07 Governmental Expropriation

In the event that any part of the Pledged Assets are taken by or pursuant to any Authority or through the exercise of a purported right of an Authority to pre-empt the purchase of, requisition, expropriate, take or nationalize any part of the Pledged Assets, or are taken through any governmental action or inaction which affects the use or value of the Pledged Assets, the Pledgor, the Borrower and Pledgeholder shall join and co-operate at the Pledgor's cost, in prosecuting their respective claims, including claims for damages. All Proceeds and/or compensation awarded in connection with any government requisition, expropriation, taking or nationalisation of any part of the Pledged Assets shall be paid to the Pledgeholder and retained by the Pledgeholder as part of the Pledged Assets. If such Proceeds and/or compensation for any reason whatsoever are in fact received by the Pledgor, the Pledgor shall immediately pay such Proceeds and/or compensation to the Pledgeholder or immediately provide to the Pledgeholder other security, acceptable by the Pledgeholder.

Section 6.08 General Notices

The Pledgor shall advise the Pledgeholder promptly and in reasonable detail of any event which affects, or could reasonably be expected to affect the value of any of the Pledged Assets, the Pledge granted hereby or any of the Pledgeholder's rights under this Agreement, including (i) any Lien asserted against any part of the Pledged Assets, (ii) any loss, any damage or destruction of the Pledged Assets or relating to any part of the Pledged Assets, (iii) any proposals concerning the obligatory acquisition by any person or entity of all or any part of the Pledged Assets or any proposals concerning the obligatory transfer to any person or entity of the right of ownership to all or any part of the Pledged Assets, (iv) any court proceeding (or any other proceeding or bringing of suits, claims or notices which might lead to a court proceeding) with respect to all or any part or parts of the Pledged Assets, and (v) the occurrence of any other event which could reasonably be expected to affect the value of the Pledged Assets or on the Pledge granted hereby. The Pledgor shall in each of the above cases immediately upon becoming aware of any of the above, at the Pledgor's sole expense, take such measures and undertake such actions with respect to the aforesaid Lien, loss, damage, destruction, proposals, applications, court proceedings, other proceedings, suits, claims, events and the like which may reasonably be required to protect the interests of the Pledgor and the Pledgeholder with regard thereto.

Section 6.09 Further Assurances

The Pledgor shall execute all such other documents and instruments and do all such other acts and things as the Pledgeholder may determine are necessary or desirable for the purposes of ensuring the validity, legality and first ranking of the Pledge given in this Agreement or to enable the Pledgeholder to exercise any of the rights and powers granted to it under this Agreement. In addition, the Pledgor agrees at any time and from time to time upon the reasonable request of the Pledgeholder and at the sole expense of the Pledgor, to promptly and duly sign a replacement pledge agreement which the Pledgeholder may prepare containing a description of the Pledged Assets in such detail as may be required by the Pledgeholder

Section 6.10 Powers of Attorney

For the purposes of securing the rights of the Pledgeholder to the Pledged Assets and the performance of all the obligations and duties of the Pledgor to the Pledgeholder under this Agreement, the Loan Agreement and any other Financing Agreement, the Pledgor shall within three (3) Business Days of the execution of this Agreement, and thereafter upon the first demand of the Pledgeholder, appoint by a power of attorney the Pledgeholder or any other person designated by the Pledgeholder as representative or representatives of the Pledgor. The Pledgeholder or such representative shall possess the full right to appoint deputies and the right to delegate further any powers with respect to all or part of the Pledged Assets of the Pledgor. The Pledgor is obliged to renew such power of attorney or powers of attorney when necessary in order to ensure the continuing validity of the powers of attorney within the Security Period. The Pledgeholder or the representative shall be further entitled on behalf and in the name of the Pledgor or otherwise to sign legally binding documents or to perform actions having legally binding consequences, which it (or its deputies or other empowered persons) considers, in its opinion, to be appropriate in connection with the exercise of any rights of the Pledgeholder pursuant to any of this Agreement, the Loan Agreement or any other Financing Agreement or which the Pledgor is obliged to create for the benefit of the Pledgeholder in accordance with this Agreement, the Loan Agreement or any other Financing Agreement. The Pledgeholder may only use such power of attorney to the extent that the Pledgor has not taken any action requested by the Pledgeholder pursuant to Section 6.06 (Consents; Registrations), unless a Default has occurred, in which case such power of attorney may be exercised in the sole discretion of the Pledgeholder. All powers of attorney described in this Section shall be issued in the Russian and English language, in the manner required by the Charter of the Pledgor and Applicable Law, shall be substantially in the form as set out in Schedule 3 (Form of Power of Attorney) and as agreed by the Pledgeholder, shall bear the corporate seal of the Pledgor and shall be notarized and apostilled.

Section 6.11 Defence of Pledge

Save to the extent allowed under Section 6.05 (Limitations), the Pledgor shall, at its sole cost and expense, defend the Pledged Assets and the Pledge created hereunder in favour of the Pledgeholder against all claims, demands, attachments or any legal or administrative proceedings made, commenced or threatened by any person at any time claiming the same or any interest therein, and promptly notify the Pledgeholder of any such claims or demands.

Section 6.12 Negative Covenants of the Pledgor

The Pledgor hereby covenants to the Pledgeholder and agrees that, without the prior written consent of the Pledgeholder, the Pledgor shall not:

(a)sell, assign, transfer, lease, or otherwise alienate or dispose of all or any portion of the Pledged Assets or request that the Borrower purchase or otherwise redeem the same, or attempt, offer or agree to do so other than where it is permitted hereunder or under the Financing Agreements;

(b) except for the Pledge created hereunder, create, incur or permit to exist any Lien with respect to any of the Pledged Assets, and, in furtherance thereof, the Pledgor shall take all necessary action under Applicable Law to defend the Pledged Assets against, and shall take all such other action as is necessary to remove, any such Lien with respect to the Pledged Assets. The Pledgor shall not be deemed to be in breach of this covenant in the event that a Permitted Lien, as described in Section 6.05(2) of the Loan Agreement, is established, provided that the Pledgor will take all such action as is necessary to remove any such Permitted Lien in accordance with the terms of the Loan Agreement;

(c) take or permit the taking of any action whereby the rights attaching to the Pledged Assets are altered or modified or the Charter Capital of the Borrower is adjusted in any manner (other than modification permitted under the Investment Agreement or alteration mandated by Applicable Law);

(d) take or permit the taking of any action (corporate or otherwise) that (i) that could result in a breach of the Loan Agreement; (ii) dilutes the Pledged Interest; or (iii) has or is likely to have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder; or (iv) result in a breach of the covenant in paragraph (c) of Section 6.05 (Limitations); or (v) materially and adversely affect the status and ranking of the Pledgeholder as secured creditor hereunder, in each case, as reasonably determined by the Pledgeholder;

(e) request or permit any redemption of the Pledged Interest;

(f) initiate liquidation or insolvency proceedings or any reorganisation of the Pledgor or cause or permit any of the foregoing in respect of the Borrower;

(g) without prejudice to the Pledgeholder's rights under Section 6.07 (Governmental Expropriation), settle:

(i)suits or claims pertaining to all or any part of the Pledged Assets (other than the settlement of such suits or claims where such suits and claims themselves do not constitute a Default); or

(ii)suits or claims with regard to any insurance agreements in respect of all or any part of the Pledged Assets (if such insurance is retained), or any other compensation or insurance payments pertaining thereto other than as permitted pursuant to the Loan Agreement or the other Financing Agreements.

(h)do any act, or omit to do any act, if that act or omission would adversely affect the rights of the Pledgeholder under this Agreement or any Financing Agreement.

ARTICLE VII. RIGHTS AND AUTHORITIES OF THE PARTIES

Section 7.01 Voting and Dividend and Other Rights

(a) Unless and until there shall have occurred and be continuing Default, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Assets owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, such exercise shall be consistent with the terms of this Agreement and not contrary to the terms of the Financing Agreements.

(b) No rights of the Pledgor to vote and to give consents, waivers and ratifications shall be exercised by the Pledgor without the prior written consent of the Pledgeholder in the event that a Default has occurred and is continuing.

(c) Unless and until there shall have occurred and be continuing Default, the Pledgor shall be entitled to receive all dividends, interest and income paid by the Borrower or otherwise in respect of the Pledged Assets, provided that the making of any such payments is not contrary to the terms and conditions of any of the Financing Agreements. Upon the occurrence and continuance of a Default, the Pledgeholder shall have the right to receive any dividends, interest and income paid to the Pledgor or otherwise in respect of the Pledged Assets.

(d)Without prejudice to any rights or remedies available to the Pledgeholder under Applicable Law or otherwise, the Pledgeholder shall at all times during the Security Period have the right in its absolute discretion to take the following actions:

(i)	act as a third party in any judicial or arbitration proceeding in any dispute involving any of the Pledged Assets;

(ii)	delegate to any person(s) all or any of its rights, powers and discretions under this Agreement on such terms as the Pledgeholder sees fit; and

(iii)
at the sole cost and expense of the Pledgor, employ agents, managers, employees, advisers and others on such terms as the Pledgeholder in its sole discretion shall determine to exercise any of the Pledgeholder's rights, powers and discretions under this Agreement and for any other purpose set forth in this Agreement.

Section 7.02 Pledge Management Rights

The Pledgor and the Pledgeholder agree that, at any time following the occurrence and continuance of a Default, in order to enable the Borrower to meet its obligations to the Pledgeholder without the need for the Pledgeholder to levy execution or commence bankruptcy proceedings, the Pledgeholder shall be entitled, to the extent permitted by Applicable Law and at the Pledgor's sole cost and expense, to exercise any of the following rights (on its own or through any person appointed by the Pledgeholder pursuant to this Agreement):

(a) to arrange for the Pledgor to sell all or any of the Pledged Assets or any part thereof and to control the procedure for such sale or other disposition of any of the Pledged Assets;

(b) to take possession of all or any of the Pledged Assets and of any revenues received in respect of the Pledged Assets;

(c) to bring or defend claims before any Authority or arbitrator relating to the Pledged Assets in the name of the Pledgor;

(d) to conclude or to demand the conclusion of, or to empower any person to conclude, any transaction or undertaking, whether similar or not to those mentioned in this Agreement, with respect to the Pledged Assets which the Pledgeholder deems appropriate as though the Pledgeholder had the exclusive and full rights to the Pledged Assets; and

(e) to arrange for a settlement of the obligations of the Pledgor with any other creditor with a Lien or any other interest (contingent or otherwise) which pertains to the Pledged Assets.

ARTICLE VIII. DEFAULT; REMEDIES

Section 8.01 Rights upon Default

(a) If a Default has occurred or is continuing, the Pledge hereby constituted shall become immediately enforceable and the Pledgeholder may immediately levy execution upon all or any part of the Pledged Assets in a compulsory non-judicial procedure through a tender sale (auction) according to the procedures established under the laws of Kazakhstan or, at the option of the Pledgeholder, levy execution upon the Pledged Assets through a judicial procedure. The Pledgeholder shall also be entitled to any other remedies permitted under the laws of Kazakhstan. Unless otherwise provided for by the laws of Kazakhstan, as at the time of a Default the Pledgor shall be notified thereof and the Pledgeholder shall notify the Pledgor of any tender (auction) within the procedure and terms provided for by law. The Pledgor shall not hinder the Pledgeholder from levying execution upon the Pledged Assets.

(b) In addition to the Section 8.01(a), the Pledgeholder shall be immediately entitled to exercise all such other rights, powers and remedies available to it (whether vested in it by this Agreement, any other Financing Agreement or by Applicable Law) in order to protect and enforce the Pledgeholder's rights in respect of the Pledged Assets, including such rights and remedies of a secured party under Applicable Law as in effect in any relevant jurisdiction, and the following rights (on its own or through any person appointed by the Pledgeholder), which are hereby consented to and agreed to by the Pledgor:

(i)	to receive all amounts payable in respect of the Pledged Interest otherwise payable under Article VII (Rights and Authorities of The Parties) of this Agreement to the Pledgor;

(ii)
to the extent permitted by Applicable Law, to transfer (or require the transfer or other assignment of) all or any part of the Pledged Interest into the Pledgeholder's name or the name of their nominee or nominees;

(iii)
to vote all or any part of the Pledged Interest (whether or not transferred into the name of the Pledgeholder) and give all consents, waivers and ratifications in respect of the Pledged Assets and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constitutes and appoints the Pledgeholder the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

(iv)
at any time and from time to time upon the occurrence of a Default, to the fullest extent permitted under, and following the procedures established by, Applicable Law, to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Assets, or any interest therein, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgeholder in its absolute discretion may determine. The Pledgor agrees to do or cause to be done all such acts and things as may be necessary to make such disposition or dispositions of all or any portion of the Pledged Assets valid and binding and in compliance with any and all Applicable Law of any Authority or arbitrator, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgeholder shall not be liable for failure to collect or realise upon any or all of the Pledged Assets or for any delay in so doing, except where such failure or delay shall have been caused by the recklessness or willful misconduct of the Pledgeholder, nor shall the Pledgeholder be under any obligation to take any action whatsoever with regard thereto;

(v)	to incur indebtedness in respect of which all or any of the Pledged Assets may be encumbered as the Pledgeholder shall deem appropriate;

(vi)
to bring or defend claims before any Authority, submit to arbitration, conduct negotiations and terminate, withdraw and settle any suits, claims, disputes and other matters whether before any Authority or otherwise in respect of all or any of the Pledged Assets in the Pledgor's name or otherwise;

(vii)	to terminate, release or come to an agreement relative to any Lien which may have priority over, or parity with, the Pledge created hereunder;

(viii)
in connection with the exercise of any of the Pledgeholder's rights, to sign or conclude or demand or empower any person to sign or conclude, all documents, agreements and instruments, in the name of the Pledgor or otherwise as the Pledgeholder considers advisable, and to take all actions in connection therewith which the Pledgeholder considers appropriate;

(ix)
to conclude or to demand the conclusion of, or to empower any person to conclude, any transaction or undertaking, whether similar or not to those mentioned in this Agreement, with respect to the Pledged Assets which the Pledgeholder deems appropriate as though the Pledgeholder had the exclusive and full rights to the Pledged Assets; and

(x)	to take any other action which the Pledgeholder may deem appropriate.

(c) The Pledgor hereby waives any right it may have at any time by operation of law or otherwise to first require the Pledgeholder (or any trustee, agent or other person acting on behalf of the Pledgeholder) to proceed against or enforce any other rights or security or claim for payment from the Borrower or any other person before proceeding to enforce the Pledgeholder's rights hereunder.

(d) On the date hereof, the Pledgor shall grant to the Pledgeholder a Power of Attorney in the form of Schedule III (Form of Power of Attorney), authorizing the Pledgeholder to exercise the rights set out in Section 8.01(a), in notarial form (which shall be legalized or apostilled where required by Applicable Law) and with full powers of substitution, provided that the Pledgeholder shall only exercise its rights under such Power of Attorney when a Default has occurred. The Power of Attorney shall be executed by the Pledgor in English and Russian languages. The Pledgor agrees that it shall, not later than three (3) months prior to the expiry date of each such Power of Attorney referred to above, issue to the Pledgeholder a replacement power of attorney in form and substance satisfactory to the Pledgeholder (including an obligation therein to provide a replacement power of attorney on its expiry). Notwithstanding anything to the contrary in the Loan Agreement, failure to do so or the revocation of the Power of Attorney by the Pledgor or any replacement power of attorney shall be considered a Default. If the Pledgor refuses to issue the above Power of Attorney or the above replacement power of attorney upon its expiry, the Pledgeholder shall be entitled to do any and all of such things as are specified in this Section 8.01(d) without such Power of Attorney, and the Pledgor shall indemnify the Pledgeholder or any other person appointed by the Pledgeholder for all losses incurred by the Pledgeholder arising out of or in connection with such refusal.

(e) The Pledgor agrees that the Pledgeholder shall not incur any liability in connection with, or arising from, their exercise of any power of attorney issued hereunder or the rights transferred to the Pledgeholder pursuant to this Article VIII or otherwise pursuant to this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, if the Pledgeholder elects, in its sole discretion, not to levy execution on the Pledged Assets as provided for in Section 8.01(a), the Pledgor hereby agrees and covenants with the Pledgeholder that, upon the request of the Pledgeholder, the Pledgor shall enter into an agreement or agreements, including in the form of a novation, set-off, assignment or accord and satisfaction agreement, with the Pledgeholder or any person designated by the Pledgeholder for the purpose of transferring or otherwise disposing of the Pledged Assets (or a specified portion thereof), and any such agreement shall be in form and substance satisfactory to the Pledgeholder, provided that, for the purpose of such arrangements, the value of the Pledged Assets shall be equal to the Pledged Interest Agreed Value set forth in Schedule 1 (Description of Pledged Interest) hereto (unless the parties hereto agree otherwise in writing).

Section 8.02 Remedies

The Pledgeholder shall have the right to do all or any of the following (without limitation) subject always to its compliance with Applicable Law and in accordance with the terms of this Agreement without any need to seek or obtain any further consents or authorisations from the Pledgor or any third party, in connection with the sale or other disposition of all or any part of the Pledged Assets or in preparation for any such sale or other disposition to do all or any of the following (without limitation):

(a) to bring or defend demands in mediation, court, arbitration or other dispute resolution bodies and to, conduct negotiations relative to all or any part of the Pledged Assets;

(b) to delegate by power(s) of attorney or in any other manner to any person or entity or fluctuating body of persons or entities, all or any of the powers and authorities which are for the time being exercisable by the Pledgeholder under this Agreement in relation to the Pledged Assets or any part thereof

Section 8.03 Rights Absolute

To the fullest extent permitted by Applicable Law, the Pledgeholder may enforce or request enforcement of any provision of this Agreement and the rights granted hereunder without having first to exhaust any other remedy or to enforce any other Lien that the Pledgeholder may otherwise have against the Pledgor or any other property or assets of the Pledgor. For the purposes hereof, and to the fullest extent permitted by Applicable Law, the Pledgor hereby expressly waives any requirement of presentment, demand, protest or other notice of any kind and any right it may have at any time by operation of law or otherwise to first require the Pledgeholder (or any trustee, agent or other person acting on behalf of the Pledgeholder) to proceed against or enforce any rights or security or claim for payment from the Borrower or any other person before proceeding to enforce the Pledgeholder's rights hereunder.

Section 8.04 Further Rights upon Default

The Pledgor agrees that in addition to the rights of the Pledgeholder hereunder, the Pledgeholder shall on the occurrence of a Default have all the rights granted to it pursuant to the power of attorney referred to in Section 6.10 (Powers of Attorney) and Section 8.01 (Rights upon Default).

Section 8.05 Expenses

The costs and expenses incurred by the Pledgeholder in connection with the exercise of any of its rights under this Article VIII shall be immediately payable to the Pledgeholder by the Pledgor upon demand by the Pledgeholder and any such costs and expenses shall be included and form part of the Secured Obligations hereunder.

Section 8.06 No Responsibility for Loss

The Pledgeholder shall not bear any responsibility for any loss, damage or harm which may result from the exercise, or the failure to exercise, or the impossibility to exercise, or the delay in exercising any of the Pledgeholder's rights and powers pursuant to this Agreement.

ARTICLE IX. APPLICATION OF PROCEEDS

Section 9.01 Priority of Monies Application

To the fullest extent permitted by Applicable Law, all proceeds from any sale or other disposition of the Pledged Assets, together with all monies received by the Pledgeholder hereunder, shall be applied to make payments in the following order:

(a) first, to the payment of all costs and expenses incurred by the Pledgeholder in connection with such sale or disposition or any other enforcement action taken pursuant to Article VIII (Default; Remedies) above, and/or the collection of any such monies (including, without limitation, legal fees and expenses) and/or the exercise by the Pledgeholder of any other of its rights and/or powers under this Agreement or in respect of the dissolution or liquidation of the Pledgor; and

(b) second, the balance of such money shall be applied to the payment of the Secured Obligations as described in Section 2.01 (Secured Obligations).

Section 9.02 Surplus

Any surplus of cash proceeds remaining after the termination of the Loan Agreement and the payment in full of the amounts described in Section 9.01 (Priority of Monies Application) shall be paid over to the Pledgor or to such person or entity as is lawfully entitled thereto.

Section 9.03 Deficiency

In the event that the proceeds received are insufficient to pay all amounts to which the Pledgeholder is legally entitled in the currency provided for in the Loan Agreement (whether before or after payments are made pursuant to Section 9.01(a) above) the Pledgor shall remain liable for any deficiency, together with interest thereon, at the applicable rate set forth in Section 3.06 (Default Interest) of the Loan Agreement.

ARTICLE X. TERMINATION; RELEASE

Section 10.01 Termination Provisions

At the end of the Security Period, this Agreement and all rights and interests hereunder shall terminate; provided, however, that the obligations of the Pledgor under Article XI (Indemnity) shall survive the termination of this Agreement.

Section 10.02 Termination and Release

Upon termination of this Agreement, the Pledgeholder, at the written request and sole expense of the Pledgor, shall execute and deliver to the Pledgor all agreements, documents or instruments that are reasonably necessary to acknowledge the satisfaction, termination and release of this Agreement and the Pledge created hereby. Any such satisfaction, termination and release shall be without recourse upon or warranty by the Pledgeholder.

ARTICLE XI. INDEMNITY

Section 11.01 Indemnification of the Pledgeholder and Others

(a)The Pledgor assumes full liability for, and agrees to and shall indemnify and hold harmless the Pledgeholder and its officers, directors, employees, representatives and agents (individually referred to as an "Indemnitee" and collectively "Indemnitees") against and from, any and all liabilities, obligations, losses, damages (compensatory, punitive or otherwise), penalties, claims, actions, Taxes, suits, costs and expenses (including, reasonable legal counsel's fees and expenses and costs of investigation) of whatsoever kind and nature, including, without prejudice to the generality of the foregoing, those arising in contract or tort (including, negligence) or by strict liability or otherwise, which are imposed on, incurred by or asserted against the Pledgeholder or any of its officers, directors, employees, agents or servants (whether or not also indemnified by any other person under any other document) and which in any way relate to or arise out of, whether directly or indirectly:

(i)	any of the transactions contemplated by any Financing Agreement or Project Agreement or the execution, delivery or performance thereof;

(ii)	the operation or maintenance of the Pledgor's facilities or the ownership, control or possession thereof by the Pledgor; or

(iii)	the exercise by the Pledgeholder of any of its rights and remedies under any of the Financing Agreements;

provided that the Pledgeholder shall not have any right to be indemnified hereunder for its own gross negligence or willful misconduct.

(b)The Pledgor shall pay or procure the payment for the duration of the Security Period of all present and future registration fees, stamp duties and other imposts or transaction taxes in relation to the execution, delivery and performance of this Agreement and the maintenance of the Pledge provided for hereby and shall keep the Pledgeholder indemnified against any failure or delay in paying them.

Section 11.02 Unenforceability; Maximum Permitted Satisfaction.

If and to the extent that the obligations of the Pledgor under this Article XI are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

Section 11.03 Reimbursements Unpaid Deemed Secured Obligations.

Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute, to the extent permitted by Applicable Law, obligations secured by the Pledged Assets. The indemnity obligations of the Pledgor contained in this Article XI shall continue in full force and effect notwithstanding the full payment of all loans made under the Loan Agreement and other amounts secured under this Agreement. For avoidance of doubt, the Parties hereby agree that the Pledgor shall not be entitled to repudiate this obligation.

ARTICLE XII. COSTS

All costs, taxes, including moveable property taxes, charges and duties relating to the Pledged Assets and to the execution, registration, filings, authorizations, consents, notarizations and enforcement of this Agreement and any of the rights of the Pledgeholder provided for in it (including, but not limited to, duties, expenses and fees (including legal fees)) shall be borne by the Pledgor; provided that if notwithstanding this provision, the Pledgeholder has paid any such costs, taxes, charges or duties, the Pledgor shall immediately upon request of the Pledgeholder, reimburse the Pledgeholder for all such amounts paid in the currency incurred.

ARTICLE XIII. MISCELLANEOUS

Section 13.01 Term of Agreement

This Agreement shall continue in full force until full and irrevocable discharge of the Secured Obligations pursuant to the terms of the Financing Agreements (but without prejudice to Article X (Termination; Release)).

Section 13.02 Entire Agreement; Amendment and Waiver

This Agreement and each of the other Financing Agreements and any other documents referred to herein or therein constitute the entire obligations of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, or waiver by the Pledgeholder of any of the terms or conditions of, or consent given by the Pledgeholder under, this Agreement (including, without limitation, under this Section 13.02) shall be in writing, signed by the Pledgeholder and, in the case of an amendment, by the Pledgor.

Section 13.03 Material Adverse Change

This Agreement shall not be amended, varied, novated or terminated in any respect as a result of the occurrence of any material change in the circumstances existing at the time either party hereto made its decision to enter or entered into this Agreement.

Section 13.04 Pledgor's Obligations

The Pledgor agrees to be bound by the terms and provisions of this Agreement, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Section 13.05 Notices

Any notice, application or other communication to be given or made under this Agreement shall be in writing. Except as otherwise provided in this Agreement, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Pledgor:

Caspian Real Estate Limited
3rd Floor
174B Furmanov Street
Almaty
Republic of Kazakhstan
Attention:Paul A. Roberts, Director
Fax: +7 (327) 272 8450

For the Pledgeholder:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom
Attention:Operation Administration Unit
Fax: +44 20 7338 6100

Section 13.06 English Language

All documents to be furnished or communications to be given or made by the Pledgor under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the Pledgor, as the case may be, which translation shall be the governing version among the Pledgor and the Pledgeholder.

Section 13.07 Indemnities and Expenses

(a)The Pledgor shall be liable to indemnify the Pledgeholder on demand against any loss or expense sustained or incurred by the Pledgeholder as a result of:

(i)	a failure by the Pledgor to perform any of its obligations under this Agreement; or

(ii)	any representation or warranty made in this Agreement by the Pledgor having been untrue, incorrect or misleading when made.

(b)The indemnities contained in this Agreement, including Section 13.07 and Article XI (Indemnity), shall survive the termination of this Agreement.

Section 13.08 Rights, Remedies and Waivers

(a) For the avoidance of doubt, any misrepresentation or breach of any right or remedy hereunder by the Pledgor shall be deemed a Default.

(b) The rights and remedies of the Pledgeholder in relation to any misrepresentation or breach of warranty on the part of the Pledgor shall not be prejudiced by any investigation by or on behalf of the Pledgeholder into the affairs of the Pledgor, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of the Pledgeholder in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(c) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Pledgeholder upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Pledgeholder in respect of any such default, or acquiescence by them therein, shall affect or impair any right, power or remedy of the Pledgeholder in respect of any other default.

(d) The rights and remedies provided in this Agreement and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by Applicable Law or otherwise.

(e) In addition to the Pledgeholder's right to foreclose on the Pledged Assets upon a Default under non-judicial procedure, the Pledgeholder may proceed to protect and enforce their rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. The Pledgor hereby agrees to pay to the Pledgeholder on demand such amount in the Loan Currency as shall be sufficient to reimburse the Pledgeholder for its costs and expenses related to, or arising out of, any such action or remedies, including, reasonable fees and expenses of legal counsel.

Section 13.09 Governing Law

This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of Kazakhstan (including any international treaties to which Kazakhstan is a party and which are in force in the territory of Kazakhstan).

Section 13.10 Arbitration and Jurisdiction

(a)Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one (1) arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the Pledgor agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against the Pledgeholder, any provisions of the UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by the Pledgeholder (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of the Pledgeholder as to any amount due to the Pledgeholder under any Financing Agreement shall be prima facie evidence of such amount.

(b)Notwithstanding Section 13.10(a), this Agreement and the other Financing Agreements, and any rights of the Pledgeholder arising out of or relating to this Agreement or any other Financing Agreement, may, at the option of the Pledgeholder, be enforced by the Pledgeholder in the courts of Kazakhstan or in any other courts having jurisdiction. For the benefit of the Pledgeholder, the Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Agreement or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof The Pledgor hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. The Pledgor covenants and agrees that, so long as it has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by the Pledgeholder in respect of any Financing Agreement and shall keep the Pledgeholder advised of the identity and location of such agent. Nothing herein shall affect the rights of the Pledgeholder to commence legal actions or proceedings against the Pledgor in any manner authorised by the laws of any relevant jurisdiction. The commencement by the Pledgeholder of legal actions or proceedings in one or more jurisdictions shall not preclude the Pledgeholder from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. The Pledgor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 13.11 Privileges and Immunities of the Pledgeholder

Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of the Pledgeholder accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any Applicable Law. Notwithstanding the foregoing, the Pledgeholder has made an express submission to arbitration under Section 13.10(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 13.10(a).

Section 13.12 Waiver of Sovereign Immunity

The Pledgor represents and warrants to the Pledgeholder that this Agreement, the Loan Agreement, and any other Financing Agreements and the undertakings by the Pledgor under any such Financing Agreements to which it is a party are commercial rather than public or governmental acts and that the Pledgor is not entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any Applicable Law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement or the other Financing Agreements. To the extent that the Pledgor or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Pledgor hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement, the Loan Agreement or any other Financing Agreements.

Section 13.13 Reliance

The Pledgor acknowledges that the Pledgeholder is entering into this Agreement, and has acted, solely in its capacity as a lender under the Loan Agreement, and not as an advisor to the Pledgor. The Pledgor represents and warrants that, in entering into this Agreement, it has engaged and relied upon advice given to it by its own legal, financial and other professional advisors and it has not relied on and will not hereafter rely on any advice given to it by the Pledgeholder.

Section 13.14 Successor and Assigns

(a) This Agreement binds and inures to the benefit of the respective successors, assignees and permitted transferees of the parties hereto.

(b) The Pledgor may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Pledgeholder.

(c) The benefit of this Agreement may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by the Pledgeholder to any other person.

Section 13.15 Rights of Third Parties

A person who is not a party to this Agreement has no rights under any Applicable Law to enforce or enjoy the benefit of any term of this Agreement (except as provided for in Section 13.14 (Successors and Assigns).

Section 13.16 No Partnership or Agency

Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

Section 13.17 Agreement as property of the Pledgeholder

This Agreement is and will remain the property of the Pledgeholder after any release, settlement, discharge or arrangement relating to the liability of the Pledgor under this Agreement.

Section 13.18 Integrity

Schedule 1 (Description of Pledged Interest) hereto, as may be amended from time to time, forms an integral part of this Agreement.

Section 13.19 Severability

Each of the provisions of this Agreement shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. In this event, to the extent practicable under the circumstances, the parties to this Agreement shall negotiate in good faith to replace the void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal or unenforceable provision.

Section 13.20 Disclosure

(a)The Pledgeholder may disclose such documents, information and records regarding the Pledgor or any other party to a Financing Agreement and this transaction (including, without limitation, copies of this Agreement and any Financing Agreement) as the Pledgeholder deems appropriate in connection with any dispute involving the Pledgor or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of the Pledgeholder's rights under any Financing Agreement or collecting any amount owing to the Pledgeholder or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by above Section 13.14 (Successors and Assigns).

(b)Except as required by Applicable Law, the Pledgor shall not disclose any documents, information and records regarding itself, the Pledgeholder or any other party to a Financing Agreement and this transaction (including without limitation, copies of this Agreement and any Financing Agreements).

Section 13.21 Language and Counterparts

(a) This Agreement shall be drawn up and executed in the English language.

(b) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 13.22 Survival

Notwithstanding termination of this Agreement (i) the representations and warranties given by the Pledgor in Article V (Representations and Warranties); (ii) the covenants of the Pledgor in Article VI (Covenants) and Section 6.12 (Negative Covenants of the Pledgor); and (iii) the provisions set forth in Section 6.04 (Payment Obligations) and XIII (Miscellaneous) and of this Section 13.22, shall survive and remain in full force and effect until the Secured Obligations have been fully and irrevocably discharged strictly in accordance with the provisions of the Financing Agreements, as evidenced by a written instrument signed by the Pledgeholder.

The parties hereto agree that this Agreement shall take effect as of the date first written above.

[Signature Page Follows]

IN WITNESS WITER_EOF, each party hereto has caused this Agreement to be executed by its duly authorised representatives as of the date first above written.

Executed by CASPIAN REAL ESTATE LIMITED acting by authorised signatory
Name: Title:
Executed by EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT acting by authorised signatory

Name: Title:

SCHEDULE 1
DESCRIPTION OF PLEDGED INTEREST

Name of the Borrower (the company in which the Pledgor owns the Pledged Interest): Balykshy L.L.P.

Percentage of the Charter Capital of the Borrower represented by the Pledged Interest: 100% Amount of Pledgor's contribution to Charter Capital of the Borrower: 400,000 Tenge

Pledged Interest Agreed Value:400,000 Tenge, and as such value may change from time to time

SCHEDULE 2

FORM OF LETTER

[Letterhead of the Pledgor]

[date]

European Bank for Reconstruction and Development One Exchange Square

London EC2A 2JN

United Kingdom

Operation Number: 36384

Reference is made to the Participation Interest Pledge Agreement, dated [.] 2008 (the "Pledge Agreement"), entered into among Caspian Real Estate Limited (the "Pledgor") and European Bank for Reconstruction and Development ("EBRD"). We deliver this acknowledgment and commitment to EBRD pursuant to Section 3.06(b)(iii) of the Pledge Agreement.

Capitalised terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Pledge Agreement.

The Pledgor, acting in its capacity as participant of Balykshy LLP (the "Borrower"), does hereby acknowledge and agree with EBRD that EBRD shall be entitled to exercise all its rights, entitlements and remedies, including, but not limited to, their right to foreclose upon the Pledged Assets under a non-judicial sale of the Pledged Assets, all as provided for, and on the terms and conditions set forth, in the Pledge Agreement.

Unless otherwise agreed by EBRD, the Pledgor hereby waives, and otherwise undertakes not to exercise any statutory right, entitlement or privilege granted to the Pledgor under the laws of the Republic of Kazakhstan, including, but not limited to, the right of first refusal, and any other right, entitlement or privilege that may impede, prejudice or otherwise hamper exercise of rights, entitlements and remedies available to EBRD under the Pledge Agreement or by operation of the laws of the Republic of Kazakhstan.

The Pledgor further agrees to indemnify EBRD from and against all damages, losses, costs, expenses, judgments and liabilities incurred or suffered by EBRD, as a result of any breach of the undertaking and agreements set forth herein.

Caspian Real Estate Limited By:

Name: Title:

SCHEDULE 3
FORM OF POWER OF ATTORNEY
[Letterhead of the Pledgor]

Power of Attorney'

BY THIS POWER OF ATTORNEY, made on this [ ] day of [                                                                                                     ], in [ ] by

CASPIAN REAL ESTATE LIMITED, a company organised and existing under the laws of the British Virgin Islands and having its registered address at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands ("Principal"), hereby authorises the European Bank for Reconstruction and Development ("EBRD") to be the Principal's true and lawful attorney with the power and authority to do, for and on behalf of the Principal, the following acts:

(a)to exercise all rights of the Principal in its capacity as a participant of Balykshy

L.L.P., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan, with its registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan ("Balykshy"), including, but not limited to:

(i)	demand convocation of the extraordinary meetings of the participants of

Balykshy, exercise the right to request amendments, modifications or additions to the agenda of the meetings of the participants of Balykshy;

(ii)	take part in meetings of the participants of Balykshy and exercise all voting rights (including voting by ballots) attributable to the Principal acting in its capacity as participant of Balykshy with respect to each and any item on the

1 Power of attorney to be executed in English and in Russian language.

agenda of any meeting of the participants of Balykshy, in the discretion of EBRD;

(iii)	nominate and vote in favour of candidate for the General Director and other managing bodies or officers of Balykshy;

(iv)	give any consent or authorisation that is required from a participant under the laws of the Republic of Kazakhstan; and

(v)	undertake such other actions as are reasonably incidental to any of the foregoing;

(b)
to sell, assign or otherwise transfer the participation interest of the Principal in Balykshy, together with all of the interest attributable thereto, which the Principal owns or otherwise holds in Balykshy upon such terms and conditions as EBRD may deem appropriate and to execute and deliver all agreements, contracts and other documents, including transfer instructions, necessary in connection therewith; and

(c)
to sign, execute, deliver and receive all documents, contracts, deeds and agreements and to take all such other actions as are necessary or desirable for the purpose of exercising the authority referred to in the preceding paragraphs (a) and (b) of this Power of Attorney. Any of the rights conferred by this Power of Attorney to EBRD may be delegated by EBRD to any other person.

This Power of Attorney shall be governed by the laws of the British Virgin Islands.

This Power of Attorney and all powers and authorities conferred on the attorney under this Power of Attorney are irrevocable and shall terminate on [.2

2 BVI counsel note: POA should not exceed 12 months.

Caspian Real Estate Limited

Name: Title:

[Notation by notary] [Apostille]